Exhibit 99.2

This Statement on Form 4 is filed by: (i) Spartan Energy Acquisition Sponsor LLC, (ii) Apollo Natural Resources Partners II, L.P., (iii) Apollo Commodities Management, L.P., with respect to Series IV thereof, (iv) Apollo Commodities Management GP, LLC, (v) Apollo Management Holdings, L.P., (vi) Apollo Management Holdings GP, LLC, (vii) Gregory A. Beard, and (viii) Geoffrey Strong.

Name of Designated Filer:  Spartan Energy Acquisition Sponsor LLC

Date of Event Requiring Statement:  April 7, 2020

Issuer Name and Ticker or Trading Symbol: Spartan Energy Acquisition Corp. [SPAQ]

SPARTAN ENERGY ACQUISITION SPONSOR LLC

By:	/s/ Geoffrey Strong
Name:	Geoffrey Strong
Title:	Chief Executive Officer

APOLLO NATURAL RESOURCES PARTNERS II, L.P.

By:	Apollo ANRP Advisors II, L.P.,
its general partner

	By:	Apollo ANRP Capital Management II, LLC,
its general partner

		By:	/s/ Laurie D. Medley
		Name:	Laurie D. Medley
		Title:	Vice President

APOLLO COMMODITIES MANAGEMENT, L.P.,
with respect to Series IV thereof

By:	Apollo Commodities Management GP, LLC,
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO COMMODITIES MANAGEMENT GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC,
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

GREGORY A. BEARD

By:	/s/ Gregory A. Beard

GEOFFREY STRONG

By:	/s/ Geoffrey Strong